NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ( THE "ACT"), AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Void after 5:00 P.M. New York City time on the seventh anniversary ofF the date hereof.


                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                           MARLTON TECHNOLOGIES, INC.


This is to certify that, FOR VALUE RECEIVED, ARGOSY INVESTMENT PARTNERS II, L.P. ("Argosy") is entitled to purchase, subject to the provisions of this Warrant to Purchase Common Stock (the "WARRANT"), from MARLTON TECHNOLOGIES, INC., a Pennsylvania corporation (the "COMPANY"), at an exercise price of one dollar and forty-eight cents ($1.48) per share, sixty-four thousand two hundred eighty-six (64,286) shares of Common Stock, without par value, of the Company (the "COMMON STOCK") at any time during the period (the "EXERCISE PERIOD") commencing as of the date hereof, and ending at 5:00 p.m. New York City time, on the seventh anniversary of the date hereof. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock also may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "WARRANT SHARES," and the exercise price for the purchase of a share of Common Stock pursuant to this Warrant in effect at any time and as adjusted from time to time is hereby referred to as the "EXERCISE PRICE". This Warrant is one of the warrants issued pursuant to the agreement (the "SHOWTIME AGREEMENT") dated as of March 15, 2005 to which the Company and the above-named holder are parties pursuant to which an aggregate of up to 600,000 shares (subject to adjustment as provided herein) of Common Stock may be issued. References to all of the Warrants shall include all outstanding Warrants to Purchase Common Stock of the Company originally issued pursuant to the Showtime Agreement, including Warrants held by transferees.

      1. EXERCISE OF WARRANT.

            (a) Except as otherwise provided for herein, this Warrant may be exercised in whole at any time, or in part from time to time, during the Exercise Period by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto as Exhibit A duly executed and by paying in full, in lawful money of the United States, in cash, certified check or bank draft payable to the order of the Company, the Exercise Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock, and the issuance of the Common Stock. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant and the Exercise Price therefor at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Registered Holder (as defined) shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise provided, that if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the Registered Holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

            (b) In the event the Warrant Shares shall not have been registered under the Act pursuant to Section 10 or otherwise at the time when the Holder elects to exercise this Warrant and the Warrant Shares sought to be acquired cannot be registered under the Act within twenty (20) days (as determined in the reasonable commercial judgment of the Company in consultation with its counsel and counsel to the Holder) after the Company's receipt of written notice from the Holder of its desire to obtain Warrant Shares as provided in this Subsection 1(b), in addition to the rights of the Holder under the preceding provisions of Subsection 1(a), the Holder shall have the right, in lieu of paying the Exercise Price in cash, to instruct the Company to reduce the number of shares of Common Stock thereafter eligible to be purchased by such holder pursuant to Warrants held by it in accordance with the following formula:

                                          P
                           N =      -------------
                                      ( M - E )

where:

      N = the number of shares of Common Stock to be subtracted from remaining number of Warrant Shares purchasable upon exercise of such holder's Warrants; and

      P = the aggregate Exercise Price otherwise payable for the shares issuable upon exercise of the Warrants; and

      M = the Market Price Per Share (as defined in Section 4(b)), determined as of the date of such exercise; and

      E =   the Exercise Price on the date of such exercise.


      2. VALID ISSUANCE. All shares of Common Stock issued upon the proper exercise of this Warrant in conformity with the terms hereof shall be validly issued, fully paid and non-assessable.

      3. RESERVATION OF COMMON STOCK; LISTING OF SHARES. The Company hereby agrees that: (a) at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant; and (b) in the event the shares of the Company's Common Stock are included on American Stock Exchange or another national securities exchange, it shall cause the Warrant Shares to be so listed.

      4. FRACTIONAL SHARES.

            (a) The Company shall not be required to issue fractional shares upon exercise of this Warrant. If upon exercise of this Warrant the Company would be required to issue a fractional number of shares, the Company shall, in lieu thereof, pay to the Registered Holder an amount in cash equal to such fraction multiplied by the current Market Price Per Share (as defined), as of the last business day prior to the date of exercise of this Warrant.

            (b) As used herein, the term "MARKET PRICE PER SHARE" on any date shall mean the average closing price per share of the Common Stock for the ten
(10) trading days immediately preceding such date. The closing price for each such day shall be the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case on the principal securities exchange (including any automated system of quotation) (an "EXCHANGE") on which the Common Stock is listed or admitted for trading, or, if not so listed on an Exchange, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such bid and asked prices are not available, then "Market Price Per Share" shall be the fair market value of the Company's Common Stock as determined in good faith by the Board of Directors of the Company.

      5. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Registered Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the Registered Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of

Section 9 of this Warrant, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Registered Holder hereof. The term "WARRANT" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

      6. RIGHTS OF THE HOLDER. The holder of this Warrant shall not, by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the holder of this Warrant are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

      7. ANTIDILUTION ADJUSTMENT OF NUMBER OF WARRANT SHARES AND EXERCISE PRICE; OTHER RECLASSIFICATIONS, REORGANIZATIONS OR MERGERS.

            (a) In case the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (ii) split, subdivide or reclassify its outstanding Common Stock into a greater number of shares or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, then the number of Warrant Shares issuable upon exercise of this Warrant, and the Exercise Price per share in effect at the time of the record date for such dividend or distribution or at the effective date of such split, subdivision, combination or reclassification, shall be proportionately adjusted so that if this Warrant is exercised after such date, the Registered Holder shall be entitled to receive for the same aggregate purchase price, the aggregate number and kind of shares which, if this Warrant had been exercised immediately prior to such time, such Holder would have owned after giving effect to such dividend or distribution, split, subdivision, combination or reclassification. Such adjustments shall be made successively whenever any event listed in this Section 7 shall occur. All price calculations under this Section 7 shall be made to the nearest whole cent and share adjustments to the nearest whole share.

            (b) If after the date hereof any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event (collectively referred to as a "TRANSACTION") shall be effected, then, as a condition of such Transaction, lawful and fair provision shall be made whereby the Registered Holder of this Warrant shall thereafter have the right by exercising this Warrant, to purchase (in lieu of purchasing the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant), the kind and amount of shares of stock, securities, or assets receivable upon such Transaction by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such Transaction. In such event, appropriate provision shall be made with respect to the rights and interests of the Registered Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such Transaction unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such Transaction, or the corporation purchasing such assets, shall assume the obligations to deliver to the Registered Holder of this Warrant such shares of stock, securities, or assets which, in accordance with the foregoing provisions, such holder may be entitled to purchase.

      8. NOTICES OF CHANGE IN WARRANT. Upon every adjustment of the Exercise Price or the number of shares issuable on exercise of this Warrant, the Company shall give written notice thereof to the Registered Holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Section 7, then, in any such event, the Company shall give written notice to the Registered Holder of this Warrant of the record date for such dividend, distribution, split, reclassification or recombination, or the effective date of Transaction. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution, split, reclassification or recombination, or shall be entitled to exchange their Common Stock for stock, securities, or other assets deliverable upon a Transaction. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

      9. COMPLIANCE WITH THE SECURITIES ACT OF 1933.

            (a) This Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

                  (i) the holder of the Warrant or the Warrant Shares has delivered to the Company an opinion of counsel, which opinion is reasonably acceptable to the Company, that the transfer is exempt from the registration requirement of the Act and the proposed transferee has delivered to the Company an agreement to comply with the obligations of the holder of this Warrant which agreement shall be reasonably satisfactory in form and substance to the Company; or

                  (ii) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

            (b) Notwithstanding anything to the contrary herein, the Company shall not be obligated to deliver any securities issuable on exercise of this Warrant unless the issuance of such securities has been registered under the Act or, in the opinion of counsel to the Company, the issuance is exempt from the registration requirements of the Act and applicable state securities laws. This Warrant may not be exercised by, nor may any securities be issued to, any Registered Holder in any state in which such exercise would be unlawful.

      10. "Piggyback" Registration.

      If at any time after the date hereof the Company determines to register under the Act (including pursuant to a demand of any security holder of the Company exercising registration rights) any of its Common Stock (except shares to be registered on any registration form that does not permit secondary sales), it shall give to the Holder written notice of such determination at least thirty
(30) days prior to each such filing. If, within fifteen (15) days after receipt of such notice, the Holder so requests in writing, the Company shall include in such registration statement (to the extent permitted by applicable regulation) all or any part of the Holder's Common Stock purchasable or purchased from time to time under the Holder's Warrants (the "Registrable Securities") that the Holder requests to be registered. Any Registrable Securities which are included in any underwritten public offering under this Section 10 will be sold upon such terms as the managing underwriters reasonably request. In the event that any registration pursuant to this Section 10 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of Registrable Securities to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Registrable Securities owned by such holders) if and to the extent that the managing underwriter provides a written opinion that such inclusion would materially and adversely affect the marketing of the securities to be sold by the Company therein provided, however, that such number of shares of Registrable Securities shall not be reduced below the Holder's pro rata amount of the total number of shares of Common Stock to be included in such underwriting for the account of any person other than the Company or requesting holders of Registrable Securities. If the requesting Holder disapproves of the terms of such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. The provisions of this Section 10 shall not apply to any securities
(x) theretofore effectively registered under the Act, (y) distributed to the public pursuant to Rule 144 (or any similar provisions then in force) or (z) covered by an opinion reasonably satisfactory in form and substance to the Holder desiring to sell securities that the registration thereof is not necessary to permit such sale in the manner intended (in connection with which opinion the Holder shall furnish such information reasonably requested by such counsel). Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 10 without thereby incurring any liability to the Holder of Registrable Securities.

      11. MISCELLANEOUS.

            (a) All communications provided for herein shall be sent, except as may be otherwise specifically provided, by registered or certified mail: if to the Registered Holder of this Warrant, to the address shown on the books of the Company; and if to the Company, to Marlton Technologies, Inc., 2828 Charter Road, Philadelphia, PA 19154, Attention: President, or to such other address as the Company may advise the Registered Holder of this Warrant in writing. Notices shall be deemed given when mailed.

            (b) The provisions of this Warrant shall in all respects be constructed according to, and the rights and liabilities of the parties hereto shall in all respects be governed by, the laws of the State of Pennsylvania, without regard to such state's choice of law rules.

            (c) The Company shall maintain books ("WARRANT REGISTER") for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Company shall issue and register the Warrants in the names of the holders thereof.

            (d) Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the person in whose name this Warrant shall be registered upon the Warrant Register ("REGISTERED HOLDER"), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant certificate made by anyone other than the Company, for the purpose of any exercise thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary).


Dated: March ___, 2005

                                         MARLTON TECHNOLOGIES, INC.


                                         By:
                                            ---------------------------------
                                            Robert Ginsburg, President